UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report: June 5, 2006

aeroTelesis, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-5014	95-2554669
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11150 W. Olympic Blvd. Suite 860 Los Angeles, CA	90064
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(310) 235-1727

ITEM 4.01 Changes in Registrants Certifying Accountant.

(a) Previous Independent Accountants

On June 1, 2006, aeroTelesis, Inc. (the “Company”) approved a resolution to dismiss Killman, Murrell & Company, P.C. as the Company’s accountant. On June 1, 2006, Killman, Murrell & Company, P.C. resigned as the Company’s certifying accountant and notified the Company of the termination of the client-auditor relationship with the Company. On June 5, 2006, the Company engaged Rose, Snyder & Jacobs as the Company’s certifying accountant.

The reports issued by Killman, Murrell & Company, P.C. on the Company’s financial statements for the fiscal year ended March 31, 2005, did not contain an adverse opinion or disclaimer of opinion or modified as to audit scope or accounting principles.

During the Company’s most recent fiscal year ended March 31, 2005, and for any subsequent interim periods for which Killman, Murrell & Company, P.C. reported, there were no disagreements with the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to Killman, Murrell & Company, P.C.’s satisfaction, would have caused Killman, Murrell & Company, P.C. to make reference to the subject matter of the disagreement in connection with the issuance of its report on the Company’s financial statements.

During the Company’s most recent fiscal year ended March 31, 2005, and for any subsequent interim periods for which Killman, Murrell & Company, P.C. reported, Killman, Murrell & Company, P.C. did not advise the Company of any of the matters identified in Item 304(a)(1)(iv)(B) of Regulation S-B.

The Company provided Killman, Murrell & Company, P.C. with a copy of the foregoing disclosures and requested that Killman, Murrell & Company, P.C. furnish a letter addressed to the Commission stating whether Killman, Murrell & Company, P.C. agrees with the statements made by the Company set forth above insofar as they relate to Killman, Murrell & Company, P.C., and if not, stating the reasons for its disagreements. A copy of the letter, dated June 5, 2006, furnished by Killman, Murrell & Company, P.C., is attached hereto as Exhibit 16.1.

(b) New Independent Accountants

On June 5, 2006, the Board of Directors of the Company approved a resolution to retain Rose, Snyder & Jacobs as the Company's certifying accountant and on the same date, the Company engaged the firm of Rose, Snyder & Jacobs.

The Company had no relationship with Rose, Snyder & Jacobs required to be reported pursuant to Regulation S-B Item 304(a)(2) during the previous two (2) fiscal years, or the subsequent interim periods prior to and including June 5, 2006.

ITEM 9.01 Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibit No. Description (see below):

Exhibit	Description	Location
16.1	Letter sent to SEC from Killman, Murrell & Company, P.C., dated June 5, 2006	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

aeroTelesis, Inc.,

By:	/s/ Joseph Gutierrez
Name: Joseph Gutierrez
Title: President
Date: June 9, 2006